Delaware The First State Page 1 2104150 8100H Authentication: 202061697 SR# 20171025746 Date: 02-17-17 You may verify this certificate online at corp.delaware.gov/authver.shtml I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “ AVIONIC INSTRUMENTS ”LLC AS RECEIVED AND FILED IN THIS OFFICE. THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED: CERTIFICATE OF INCORPORATION, FILED THE TENTH DAY OF OCTOBER, A.D. 1986, AT 10 O`CLOCK A.M. CERTIFICATE OF AGREEMENT OF MERGER, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 1986, AT 9 O`CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF APRIL, A.D. 1987, AT 9 O`CLOCK A.M. CERTIFICATE OF MERGER, FILED THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1996, AT 9 O`CLOCK A.M. CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF DECEMBER, A.D. 1997, AT 9 O`CLOCK A.M. CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTEENTH DAY OF MARCH, A.D. 1998, AT 9 O`CLOCK A.M. Exhibit 3.54

Delaware The First State Page 2 2104150 8100H Authentication: 202061697 SR# 20171025746 Date: 02-17-17 You may verify this certificate online at corp.delaware.gov/authver.shtml CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SECOND DAY OF AUGUST, A.D. 2005, AT 8 O`CLOCK A.M. CERTIFICATE OF CONVERSION, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2007, AT 1:28 O`CLOCK P.M. CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2007, AT 1:28 O`CLOCK P.M. CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2007, AT 6:51 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF JUNE, A.D. 2007. CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM "AVIONICS INSTRUMENTS LLC" TO "AVIONIC INSTRUMENTS LLC", FILED THE THIRTEENTH DAY OF JULY, A.D. 2007, AT 7:35 O`CLOCK P.M. AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, “ AVIONIC INSTRUMENTS ” .LLC

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "AVIONIC INSTRUMENTS LLC" AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TENTH DAY OF OCTOBER, A.D. 1986, AT 10 O`CLOCK A.M.

CERTIFICATE OF AGREEMENT OF MERGER, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 1986, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE NINTH DAY OF APRIL, A.D. 1987, AT 9 O`CLOCK A.M.

CERTIFICATE OF MERGER, FILED THE THIRTY-FIRST DAY OF DECEMBER, A.D. 1996, AT 9 O`CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-FOURTH DAY OF DECEMBER, A.D. 1997, AT 9 O`CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE THIRTEENTH DAY OF MARCH, A.D. 1998, AT 9 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

2104150 8100H
SR# 20171025746

Authentication: 202061697
Date: 02-17-17

Delaware

The First State

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SECOND DAY OF AUGUST, A.D. 2005, AT 8 O`CLOCK A.M.

CERTIFICATE OF CONVERSION, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2007, AT 1:28 O`CLOCK P.M.

CERTIFICATE OF FORMATION, FILED THE TWENTY-EIGHTH DAY OF JUNE, A.D. 2007, AT 1:28 O`CLOCK P.M.

CERTIFICATE OF MERGER, FILED THE TWENTY-NINTH DAY OF JUNE, A.D. 2007, AT 6:51 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE THIRTIETH DAY OF JUNE, A.D. 2007.

CERTIFICATE OF CORRECTION, CHANGING ITS NAME FROM "AVIONICS INSTRUMENTS LLC" TO "AVIONIC INSTRUMENTS LLC", FILED THE THIRTEENTH DAY OF JULY, A.D. 2007, AT 7:35 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED LIABILITY COMPANY, "AVIONIC INSTRUMENTS LLC".

Jeffrey W. Bullock, Secretary of State

2104150 8100H
SR# 20171025746

Authentication: 202061697
Date: 02-17-17

You may verify this certificate online at corp.delaware.gov/authver.shtml

726283031

21041-50

CERTIFICATE OF INCORPORATION

OF

AVIONIC INSTRUMENTS INC.

* * * * *

FILED

OCT 10 1988

10 AM

SECRETARY OF STATE

FIRST: The Corporation's name is Avionic Instruments Inc.

SECOND: Its Registered Office in the state of Delaware is 1209 Orange Street, in the city of Wilmington, county of New Castle, Zip Code 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is three thousand (3,000) and the par value of each such shares is one cent ($.01) amounting in the aggregate to thirty dollars ($30.00)

FIFTH: The name and mailing address of the sole incorporator is as follows:

Bernard Flanzraich
c/o Holtzmann, Wise & Shepard
745 Fifth Avenue
New York, New York 10151

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(a) To make, alter, or repeal the Corporation's By-Laws.

(b) To authorize and cause to be executed mortgages and liens upon the Corporation's real and personal property.

(c) To set apart out of any of the Corporation's funds available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

(d) When and as authorized by the Corporation's stockholders in accordance with Delaware law, to sell, lease, or exchange all or substantially all of the Corporation's property and assets (including its good will and corporate franchises) upon such terms and conditions and for such consideration (which may consist of money or property, including shares of stock in, and other securities of, any other corporation) as the Board of Directors shall deem expedient and in the Corporation's best interest.

EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of Delaware General Corporation Law, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability

of directors, then the liability of director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this paragraph by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or modification.

NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented from time to time, indemnify any and all directors and officers which shall have the power to indemnify under said Section, 145 from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person

who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such a person. To the fullest extend permitted by Delaware law, as it may be amended and supplemented from time to time, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

TENTH: Meetings of stockholders may be held within or without the state of Delaware, as the By-Laws may provide. The Corporation's books may be kept (subject to applicable law) outside the state of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws. Elections of Directors need not be by written ballot, unless the By-Laws shall so provide.

ELEVENTH: The Corporation reserves the right to amend, alter, change, or appeal this Certificate of Incorporation, in the manner now or hereafter prescribed by Delaware law. All rights conferred upon the Corporation's stockholders hereby are granted subject to such reservation.

I, the undersigned, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 9th day of October, 1986.

Bernard Flanzraich
Bernard Flanzraich

0298h

8603520232

FILED 9 AM

DEC 18 1986

[signature]
SECRETARY OF STATE

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of October 15, 1986, by and between AVIONIC INSTRUMENTS INC., a New York corporation ("AII-New York"), and AVIONIC INSTRUMENTS INC., a Delaware corporation ("AII-Delaware"):

W I T N E S S E T H:

WHEREAS, AII-Delaware is a corporation duly organized and existing under the laws of the State of Delaware;

WHEREAS, AII-New York is a corporation duly organized and existing under the laws of the State of New York;

WHEREAS, the respective Boards of Directors of AII-Delaware and AII-New York have determined that, for the purpose of effecting the reincorporation of AII-New York in the State of Delaware, it is advisable and to the advantage of said two corporations and their respective shareholders that AII-New York merge with and into AII-Delaware upon the terms and conditions herein provided (the "Merger"); and

WHEREAS, the respective Boards of Directors of AII-Delaware and AII-New York have approved this Agreement and have directed that this Agreement be submitted to a vote of the shareholders of AII-Delaware and AII-New York;

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, AII-New York and AII-Delaware hereby agree as follows:

1. Merger. Subject to the terms and conditions hereof, AII-New York shall be merged with and into AII-Delaware, and AII-Delaware shall survive the Merger. The separate existence of AII-New York shall thereupon cease.

2. Effective Date. The Merger shall become effective when this Agreement or an appropriate certificate of merger shall have been filed with the Secretaries of State of Delaware and New York (the "Effective Date").

3. Directors and Officers and Governing Documents. The directors and officers of AII-Delaware shall be the same upon the Effective Date as the directors and officers of AII-New York immediately prior thereto. The Certificate of Incorporation of AII-Delaware, as amended and in effect on the Effective Date, shall continue to be the Certificate of Incorporation of AII-Delaware as the surviving corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws. The By-Laws of AII-Delaware, as amended and in effect on the Effective Date, shall continue to be the By-Laws of AII-Delaware as the surviving

corporation without change or amendment until further amended in accordance with the provisions thereof and applicable laws.

4. Succession. On the Effective Date:

(a) AII-Delaware shall succeed to all the rights and obligations of AII-New York and shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of AII-New York.

(b) All of the rights, privileges, powers and franchises of AII-New York, and all property, real, personal and mixed, and all debts due to AII-New York, on whatever account, shall be vested in AII-Delaware.

(c) All property, rights, privileges, powers and franchises and all and every other interest of AII-New York shall be thereafter as effectually the property of AII-Delaware as they were of AII-New York, and the title to any real estate vested by deed or otherwise in AII-New York shall not revert or be in any way impaired.

(d) All rights of creditors and all liens upon any property of AII-New York shall be preserved unimpaired, and all debts, liabilities and duties of AII-New York, including those of any employee benefit plan, shall thenceforth attach to AII-Delaware, and may be enforced against it to the same extent as if said debts, liabilities and duties has been incurred or contracted by it.

(e) All corporate acts, plans, policies, agreements, approvals and authorizations of AII-New York, its shareholder, Board of Directors and committees thereof, officers and agents, which were valid and effective immediately prior to the Effective Date, shall be taken for all purposes as the acts, plans, policies, agreements, approvals and authorizations of AII-Delaware and shall be as effective and binding thereon as the same were with respect to AII-New York.

(f) The employees and agents of AII-New York shall become the employees and agents of AII-Delaware and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of AII-New York.

(g) The requirements of any plans or agreements of AII-New York involving the issuance or purchase by AII-New York of certain shares of its capital stock shall be satisfied by the issuance or purchase of a like number of shares of AII-Delaware.

5. Stock of AII-New York. Upon the Effective Date, by virtue of the Merger and without any action on the part of any holder thereof, each of the following shall occur:

(a) Each share of the Common Stock, $.10 par value, and each share of the Common Stock, no par value, (collectively, the "Common Stock") of

AII-New York issued and outstanding or held in the treasury of AII-New York immediately prior thereto shall be cancelled an returned and resume the status of authorized and unissued shares of the Common Stock of AII-New York and 200 shares of fully paid nonassessable share of the Common Stock of AII-Delaware shall be issued in respect thereof.

(b) Notwithstanding the provisions of the foregoing subdivision (a) of this Section 5, any outstanding shares of the Common Stock of AII-New York held by stockholders who shall have elected to dissent from the Merger in accordance with Section 623 of the New York Business Corporation Law ("Dissenting Stockholders") shall not be cancelled and shares of the Common Stock of AII-Delaware shall not be issued in respect thereof, but shall be entitled to receive only such consideration as provided in said Section 623, except that the Common Stock of AII-New York outstanding on the Effective Date and held by a Dissenting Stockholder who shall thereafter withdraw his election to dissent from the Merger or lose his right to dissent from the Merger as provided in said Section 623, shall be deemed cancelled, as of the Effective Date, and such number of shares of the Common Stock of AII-Delaware shall be issued to such holder as such holder otherwise would have been entitled to receive as a result of the Merger.

(c) Each share of the Common Stock of AII-Delaware currently issued and outstanding in the name of AII-New York shall be cancelled and returned and resume the status of authorized and unissued shares of the Common Stock of AII-Delaware, and no shares of the Common Stock of AII-Delaware or other securities of AII-Delaware shall be issued in respect thereof.

6. Stock Certificates. On and after the Effective Date, all of the outstanding certificates which immediately prior to the Effective Date represented shares of the Common Stock of AII-New York shall, respectively, be immediately surrendered for cancellation and the shareholder shall not be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of the Common Stock of AII-New York evidenced by such outstanding certificates. Upon such surrender, certificates representing shares of Common Stock, $.01 par value, of AII-Delaware shall be issued to the shareholder in respect of the surrendered certificates.

7. Book Entries. As of the Effective Date, entries shall be made upon the books of AII-Delaware in accordance with the following:

(a) The assets and liabilities of AII-Delaware shall be recorded at the same amounts at which they were carried on the books of AII-New York immediately prior to the Effective Date, with appropriate adjustments to reflect the retirement of the ten shares of the Common Stock of AII-Delaware currently issued and outstanding.

(b) There shall be credited to the Common Stock account of AII-Delaware the aggregate amount of the par value of all shares of the Common Stock of AII-Delaware resulting from the conversion of the Common Stock of AII-New York pursuant to the Merger.

(c) There shall be credited to the Retained Earnings account of AII-Delaware the amount carried in the retained earnings account of AII-New York immediately prior to the Effective Date.

8. Further Assurances. From time to time, as and when required by AII-Delaware or by its successors and assigns, there shall be executed and delivered on behalf of AII-New York such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other actions, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in AII-Delaware the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of AII-New York, and otherwise to carry out the purposes of this Agreement, and the officers and directors of AII-Delaware are fully authorized in the name and on behalf of AII-New York or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

9. Conditions. Consummation of the Merger is subject to the satisfaction, on prior to the Effective Date, of the following conditions:

(a) This Agreement and the Merger shall have been adopted and approved by the vote of at least two-thirds of the shares of the Common Stock of AII-New York entitled to vote thereon and by AII-New York as the holder of all the outstanding shares of the Common Stock of AII-Delaware prior to the Effective Date.

(b) All authorisations, consents, filings, waivers, approvals or other action required by law, by agreement of AII-New York or otherwise in connection with the execution, delivery and performance of this Agreement and Plan of Merger shall have been duly made or obtained and shall be in form and substance satisfactory to AII-New York.

10. Amendment. At any time before of after approval and adoption by the shareholder of AII-New York and prior to the Effective Date, this Agreement may be amended in any manner permitted under applicable law as may be determined in the judgment of the respective Boards of Directors of AII-Delaware and AII-New York to be necessary, desirable or expedient in order to clarify the intention of the parties hereto or to effect or facilitate the purposes and intent of this Agreement; provided, however, that such amendment does not, in the judgment of the Board of Directors of AII-New York, materially adversely affect the rights and interests of the shareholder of AII-New York.

11. Abandonment. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either AII-New York or AII-Delaware or both, notwithstanding approval of this Agreement by the stockholder of AII-Delaware or the shareholder of AII-New York or both.

12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute the agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement on the date first above written.

AVIONIC INSTRUMENTS INC.,
a New York corporation

By: ______________________
President

ATTEST:

By: ______________________
Secretary

AVIONIC INSTRUMENTS INC.,
a Delaware corporation

By: ______________________
President

ATTEST:

By: ______________________
Secretary

0946F

CERTIFICATE OF SECRETARY
OF
AVIONIC INSTRUMENTS INC.

I, Pearl Reinfeld, Secretary of AVIONIC INSTRUMENTS INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certify that the Agreement and Plan of Merger to which this certificate is attached, after having been first duly executed on behalf of the Corporation and having been executed on behalf of Avionic Instruments Inc., a corporation organized and existing under the laws of the State of New York, was duly adopted pursuant to Section 228 of Title 8 of the Delaware Code of 1953, by the written consent of the sole shareholder holding ten shares of the capital stock of the Corporation, the same being all of the shares issued and outstanding having voting power, which Agreement and Plan of Merger was thereby adopted as the act of said sole shareholder and as the agreement and act of the Corporation.

WITNESS my hand on this 15th day of October, 1986.

Pearl Reinfeld
Pearl Reinfeld
Secretary

0946F

00007

FILED 9/A

APR 9 1987

[signature]
SECRETARY OF STATE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AVIONIC INSTRUMENTS INC.

Adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware

We, David M. Reinfeld, President, and Pearl R. Reinfeld, Secretary, of Avionic Instruments Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

A. By striking out the whole of Article SECOND thereof as it now exists and inserting in lieu and instead thereof a new Article SECOND, reading as follows:

> "SECOND: Its Registered Office in the State of Delaware is 229 South Street, City of Dover, County of Kent, Zip Code 19901. The name of the corporation's Registered Agent at such address is The Prentice-Hall Corporation System, Inc."

B. By striking out the whole of Article FOURTH thereof as it now exists and inserting in lieu and instead thereof a New Article FOURTH, reading as follows:

> "FOURTH: The total number of shares which the Corporation shall have authority to issue is three million (3,000,000) and the par value of each such share is one tenth of one ($.001) cent amounting in the aggregate to three thousand ($3,000.00) dollars.

SECOND: That such amendments have been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 31 day of March, 1987.

David M. Reinfeld, President

ATTEST:

Pearl R. Reinfeld, Secretary

CERTIFICATE OF MERGER
OF
AVIONIC INSTRUMENTS INC.
AND
REA INTERNATIONAL CORP.

It is hereby certified that:

1. The constituent business corporations participating in the merger herein certified are:

(i) Avionic Instruments Inc., which is incorporated under the laws of the State of Delaware; and

(ii) REA International Corp., which is incorporated under the laws of the State of Delaware.

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed, and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 251 of the Delaware General Corporation Law.

3. The name of the surviving corporation in the merger herein certified is Avionics Instruments, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the Delaware General Corporation Law.

4. The Certificate of Incorporation of Avionic Instruments Inc., as now in force and effect, shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed pursuant to the provisions of the Delaware General Corporation Law.

5. An executed copy of the Agreement and Plan of Merger between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is as follows:

1414 Randolph Avenue
P.O. Box 498
Avenel, New Jersey 07001

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/31/1996
960389566 - 2104150

6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request and without cost, to any stockholder of each of the aforesaid constituent corporations.

Executed on this 26 day of December 1996.

AVIONICS INSTRUMENTS, INC.

By: ______________________
DAVID REINFELD, President

Attest: ______________________
CAROL SOLTZ, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/24/1997
971446569 - 2104150

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

AVIONIC INSTRUMENTS INC.

Under Section 242 of the General Corporation Law
of the State of Delaware

The undesigned, David M. Reinfeld, President and Pearl Reinfeld, Secretary, of Avionic Instruments Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify as follows:

FIRST: The name of the Corporation is AVIONIC INSTRUMENTS INC. and the original Certificate of Incorporation was filed with the Secretary of State of Delaware on October 10, 1986.

SECOND: The Certificate of Incorporation is hereby amended by deleting Article FOURTH thereof in its entirety and inserting in lieu thereof a new Article FOURTH reading, in its entirety, as follows:

"FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Twenty-Five Million (25,000,000). The par value of each share of stock is one cent. All such shares are of one class and are shares of Common Stock."

THIRD: The amendments set forth above have been duly adopted by the Board of Directors and by the holder of the majority of the issued and outstanding Common Stock with written notice to all other stockholders in accordance with provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned have signed this certificate this 23rd day of December, 1997.

AVIONIC INSTRUMENTS INC.

By: [signature]
Name: David M. Reinfeld
Title: President

By: [signature]
Name: Pearl Reinfeld
Title: Secretary

G:\sean\avionics\AmndCofI.doc

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT

It is hereby certified that:

1. The name of the Corporation (hereinafter called the "Corporation") is Avionic Instruments Inc.

2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, City of Dover 19901, County of Kent.

3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the Corporation as hereby changed.

4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on January 27th, 1998.

David Reinfeld, President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/13/1998
981097275 - 2104150

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 08/02/2005
FILED 08:00 AM 08/02/2005
SRV 050634269 - 2104150 FILE

CERTIFICATE OF CHANGE OF REGISTERED AGENT AND REGISTERED OFFICE

* * * * *

Avionic Instruments Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware

DOES HEREBY CERTIFY:

That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

That the changes in the registered office and registered agent of the corporation as set forth herein were duly authorized by resolution of the Board of Directors of the corporation.

IN WITNESS WHEREOF, the corporation has caused this Certificate to be signed by an authorized officer, this 22 day of June, 2005.

[signature]

Print Name: Raymond F. Laubenthal

Its: President

SOLICITORS, 27056, 00014, 100941778.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:38 PM 06/28/2007
FILED 01:28 PM 06/28/2007
SRV 070762658 - 2104150 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A CORPORATION TO A LIMITED LIABILITY COMPANY

PURSUANT TO SECTION 18-214 OF THE LIMITED LIABILITY ACT

1. The jurisdiction where the Corporation first formed is Delaware.
2. The jurisdiction immediately prior to filing this Certificate of Conversion is Delaware.
3. The date the Corporation first formed is October 10, 1986.
4. The name of the Corporation immediately prior to filing this Certificate of Conversion is Avionic Instruments Inc.
5. The name of the Limited Liability Company as set forth in the Certificate of Formation is Avionic Instruments LLC.
6. This Certificate of Conversion shall become effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 25th day of June, 2007.

By: [signature]
Print Name: Gregory Rufus

SOLICITORS, 027066, 000001, 101762531.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:38 PM 06/28/2007
FILED 01:28 PM 06/28/2007
SRV 070762658 - 2104150 FILE

CERTIFICATE OF FORMATION

OF

AVIONICS INSTRUMENTS LLC

This Certificate of Formation of Avionics Instruments LLC, dated as of June 25, 2007, is being duly executed and filed by Jennifer Hardy, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

FIRST: The name of the limited liability company formed hereby is Avionics Instruments LLC (the "LLC").

SECOND: The name of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company.

THIRD: The address of the registered office of the LLC in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19808, New Castle County.

FOURTH: This Certificate of Formation is to become effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

Jennifer Hardy

Jennifer Hardy, Authorized Person

SOLICITORS, 027056,000001, 101762125.1

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:36 PM 06/29/2007
FILED 06:51 PM 06/29/2007
SRV 070770954 - 2104150 FILE

State of Delaware
Certificate of Merger of Foreign Corporation
into Domestic Limited Liability Company

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Company Act.

First: The name of the surviving Limited Liability Company is Avionics Instruments LLC, a Delaware Limited Liability Company.

Second: The name of the foreign corporation being merged into this surviving Limited Liability Company is DAC Realty Corp.
The jurisdiction in which the foreign corporation was formed is New Jersey.

Third: The Agreement of Merger has been approved and executed by each of the constituent entities.

Fourth: The name of the surviving Limited Liability Company is: Avionics Instruments LLC.

Fifth: The merger is to become effective on June 30, 2007.

Sixth: The Agreement of Merger is on file at The Tower at Erieview, Suite 3710, 1301 East 9th Street, Cleveland, Ohio 44114, a place of business of the surviving Limited Liability Company.

Seventh: A copy of the Agreement of Merger will be furnished by the surviving Limited Liability Company, on request without cost, to any member or stockholder of the constituent entities.

IN WITNESS WHEREOF, said Limited Liability Company has caused this certificate to be signed by an authorized person, this 29th day of June, A.D. 2007.

By: [signature]
Authorized Person

Name: Gregory Rufus
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:20 PM 07/13/2007
FILED 07:35 PM 07/13/2007
SRV 070814795 - 2104150 FILE

State of Delaware
Certificate of Correction
of a Limited Liability Company
to be filed pursuant to Section 18-211(a)

1. The name of the Limited Liability Company is: Avionic Instruments LLC

2. That a Certificate of Conversion was filed by the Secretary of State of Delaware on June 28, 2007, and that said Certificate requires correction as permitted by Section 18-211 of the Limited Liability Company Act.

3. The inaccuracy or defect of said Certificate is: (must give specific reason)

   The name of the limited liability company was stated as "Avionics Instruments LLC".

4. The Certificate is hereby corrected to read as follows:

   The name of the limited liability company as set forth in the Certificate of Formation is Avionic Instruments LLC.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 12 day of July, A.D. 2007.

By: [signature]
Authorized Person

Name: Gregory Rufus
Print or Type

DE115 - 05/12/2007 C T System Online